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                                                                  EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the following Registration Statements of Olympic Financial Ltd. and related Prospectuses of our report dated January 21, 1997, with respect to the consolidated financial statements of Olympic Financial Ltd., as amended, included in the Annual Report (Form 10-K) for the year ended December 31, 1996.

                   Registration
Form               Statement No.                 Purpose
----               -------------                 -------

S-3                  33-94018      Warrants to Purchase Common Stock
S-3                  33-98080      Warrants to Purchase Common Stock
S-3                  33-81512      Subordianted Extendible and Fixed-Term Notes
S-3                 333-18027      Universal Shelf
S-8                  33-53670      Olympic Financial Ltd. 1990 Stock Option
                                        Plan, the Olympic Financial Ltd.
                                        1992 Director Stock Option Plan,
                                        and the Employee Stock Purchase Plan
S-8                  33-86484      Olympic Financial Ltd. 1994-1997
                                        Restricted Stock Election Plan
S-8                  33-94228      Olympic Financial Ltd. 1998-2000
                                        Restricted Stock Election Plan

                                                         /s/ Ernst & Young LLP

Minneapolis, Minnesota
January 31, 1997